Exhibit 23.1

         CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS



TO: Cyberlux Corporation


         As independent registered certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form SB-2, of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated March 17, 2005 relating to the financial statements of Cyberlux
Corporation and to the reference to our Firm under the caption "Experts" appearing in the Prospectus.


                         /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                         --------------------------------------------
                             Russell Bedford Stefanou Mirchandani LLP



New York, New York
May 19, 2005